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                                                                    EXHIBIT 21.1


                                 SUBSIDIARIES OF
                   REINSURANCE GROUP OF AMERICA, INCORPORATED

RGA International, Limited, New Brunswick corporation
         RGA Canada Management Company, Ltd., New Brunswick corporation
                  RGA Life Reinsurance Company of Canada, Federal corporation RGA Financial Products Limited, Ontario corporation

General American Argentina Seguros de Vida, S.A. (f/k/a Manantial Seguros de
  Vida, S.A.), Argentine corporation

RGA Argentina S.A., Argentine corporation

RGA Australian Holdings Pty, Limited, Australian corporation
         RGA Reinsurance Company of Australia Limited, Australian corporation

RGA Holdings Limited, United Kingdom corporation
         RGA Managing Agency Limited, United Kingdom corporation
         RGA Capital Limited, United Kingdom corporation
         RGA Reinsurance (UK) Limited, United Kingdom corporation

Reinsurance Company of Missouri, Incorporated, Missouri corporation
         RGA Reinsurance Company, Missouri corporation
                  Fairfield Management Group, Inc., Missouri corporation
                           Great Rivers Reinsurance Management, Inc., Missouri
                             corporation
                           Reinsurance Partners, Inc., Missouri corporation RGA (U.K.) Underwriting Agency Ltd., United Kingdom
                             corporation

RGA Reinsurance Company (Barbados) Ltd., Barbados corporation

RGA Americas Reinsurance Company, Ltd., Barbados corporation

RGA South African Holding (Pty) Limited, South African corporation
         RGA Reinsurance Company of South Africa, Limited, South African corporation

Triad Re, Ltd., Barbados corporation